Exhibit 99.1

Contact: Ray Wallin
Micrel, Incorporated
2180 Fortune Drive
San Jose, CA  95131
Phone:   (408) 944-0800
Press Release

MICREL REPORTS 2008 FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

•	Fourth quarter revenues of $55.2 million; GAAP EPS of $0.07 per diluted share; Non-GAAP EPS of $0.09 per diluted share
•	Full year revenues of $259.4 million; GAAP EPS of $0.40 per diluted share; Non-GAAP EPS of $0.49 per diluted share
•	Company achieves profitability for 29th consecutive year
•	2008 full-year gross margin of 55%
•	Re-purchased 2.5 million shares during the fourth quarter and 7.1 million shares during 2008
•	Board of Directors declares quarterly dividend of $0.035 per common share
•	During 2008, the Company paid dividends to shareholders of $9.5 million for an average yield of 1.6%

San Jose, CA, January 29, 2009 — Micrel, Incorporated (Nasdaq NM: MCRL), an industry leader in analog, high bandwidth communications and Ethernet IC solutions, today announced financial results for the fourth quarter and full year ended December 31, 2008.

Fourth quarter revenue of $55.2 million decreased by $12.4 million, or 18%, from $67.5 million in the third quarter.  Fourth quarter revenues were lower by $9.4 million, or 15%, from $64.6 million in the same period last year.  The sequential and year-over-year decrease in revenues was due to the continued reduction in overall demand from customers in nearly all geographies, as a result of the worldwide financial crisis that has significantly impacted all consumer related markets.

Fourth quarter 2008 GAAP net income of $4.9 million, or $0.07 per diluted share compares with third quarter 2008 GAAP net income of $7.7(1) million, or $0.11(1) per diluted share, and GAAP net income of $8.4 million or $0.11 per diluted share in the same period in 2007.  Fourth quarter 2008 non-GAAP net income was $6.3 million, or $0.09 per diluted share.

Micrel Reports 2008 Fourth Quarter Financial Results
January 29, 2009

A reconciliation of the GAAP net income to non-GAAP net income is provided in the financial tables of this press release.  Non-GAAP results exclude the impact of stock-based compensation expense, proxy contest expenses, restructuring charges and credits, other income related to litigation settlements and their related tax effects.

For the year ended December 31, 2008, revenue was $259.4 million, compared to revenue of $258.0 million in 2007.  GAAP net income for fiscal 2008 was $28.3 million, or $0.40 per diluted share, compared with GAAP net income of $44.1(1) million, or $0.57 per diluted share in 2007.  Included in 2007 net income was a $15.5 million pre-tax gain associated with a first quarter legal settlement, which after income taxes, is equivalent to $0.12 per diluted share.  Non-GAAP net income in 2008 was $34.4 million, or $0.49 per diluted share, compared with non-GAAP net income of $39.2(1) million, or $0.51 per diluted share in 2007.  Gross margins for 2008 were 55% compared to 57% in 2007.

“The economic downturn and its impact on demand from our customers were more dramatic than we originally anticipated,” said Ray Zinn, President and CEO of Micrel.  “As market conditions continued to weaken during the quarter, nearly all of our customers significantly reduced their orders and took actions to lower inventories.  While this impacted our results in the quarter, I continue to be pleased with our operating execution and expense management.  During the fourth quarter, total operating expenses were 10% lower than the third quarter.  The Company has also maintained its quarterly dividend and stock repurchase programs.  I am confident that we are taking the right steps to weather the current economic storm and prosper once market conditions stabilize.”

Outlook

Commenting on Micrel’s business outlook, Mr. Zinn said, “Our customers continue to place orders to satisfy short-term demand and our visibility into longer-term customer demand continues to be limited due to short order lead times.  During the fourth quarter, total bookings were less than revenues as our distributors continued to decrease inventory levels.  However, the lean inventory levels coupled with pressure on the semiconductor industry to pull back its own inventories should result in less pressure on pricing.  In addition, I am pleased with our design win momentum. We will continue to introduce approximately the same number of world class products as we did in 2008, which should help partially offset the ongoing macroeconomic challenges. ”

Micrel Reports 2008 Fourth Quarter Financial Results
January 29, 2009

For the first quarter of 2009, the Company estimates that revenues will decline between minus 12% to minus 17% on a sequential basis.  Gross profit margin is expected to range between 50% to 51%.  In addition, the Company estimates that GAAP net income will be approximately $0.01 to $0.03 per diluted share.

Dividend

The Company announced today that Micrel’s Board of Directors has authorized a quarterly cash dividend of $0.035 per share of common stock.  The payment of this dividend will be made on February 25, 2009, to shareholders of record as of February 11, 2009.

Conference Call

The Company will host a conference call at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) on January 29, 2009.  Chief Executive Officer Raymond Zinn and Chief Financial Officer Ray Wallin will present an overview of fourth quarter 2008 financial results, discuss current business conditions and then respond to questions.

The call is available, live, to any interested party on a listen only basis by dialing 800-257-1927.  For international callers, please dial 303-262-2053.  Interested callers should dial in at least five minutes before the scheduled start time and ask to be connected to the Micrel, Incorporated Conference Call.  A live webcast will also be available through www.vcall.com.  An audio replay of the conference call will be available through February 12, 2009, by dialing 800-405-2236 or 303-590-3000, and entering access code number 11125697.  The webcast replay will also be available on the Company’s website at: http://www.micrel.com.

Micrel Reports 2008 Fourth Quarter Financial Results
January 29, 2009

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include statements about the following topics: our expectations regarding future financial results, including revenues, customer demand and inventories, order lead times, turns-fill requirements, earnings per share, gross margin, average selling prices, the effect of cost-reduction efforts, development of new products, design wins and customer order patterns; and the nature of macro-economic and industry trends.  Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially.  Those risks and uncertainties include, but are not limited to, such factors as: softness in demand for our products; customer decisions to cancel, reschedule, or delay orders for our products; the effect that lead times and channel inventories have on the demand for our products; economic or financial difficulties experienced by our customers; the effect of business conditions in the computer, telecommunications and industrial markets; the impact of any previous or future acquisitions; changes in demand for networking or high bandwidth communications products; the impact of competitive products and pricing and alternative technological advances; the accuracy of estimates used to prepare the Company’s financial statements; the global economic situation; the ability of the Company’s vendors and subcontractors to supply or manufacture the Company’s products in a timely manner; the timely and successful development and market acceptance of new products and upgrades to existing products; softness in the economy and the U.S. stock markets as a whole; fluctuations in the market price of Micrel’s common stock and other market conditions; the difficulty of predicting our future cash needs; the nature of other investment opportunities available to the Company from time to time; and Micrel’s operating cash flow.   For further discussion of these risks and uncertainties, please refer to the documents the Company files with the SEC from time to time, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2008.  All forward-looking statements are made as of today, and the Company disclaims any duty to update such statements.

Micrel Reports 2008 Fourth Quarter Financial Results
January 29, 2009

Non-GAAP Reporting

The Company presents non-GAAP financial measures only because investors and financial analysts use non-GAAP results in their analysis of historical results and projections of the Company’s future operating results.  The Company’s management uses non-GAAP measures on a limited basis, primarily for employee performance-based compensation.  In order to facilitate the computation of non-GAAP results for the financial analyst community and investors, the Company makes reference to non-GAAP net income and earnings per share.  These non-GAAP results exclude the impact of revenues and cost of revenues related to intellectual property settlements, stock-based compensation expense, proxy contest expenses, restructuring charges or credits, other income related to litigation settlements and their respective related tax effects.  Micrel references those results to allow a better comparison of results in the current period to those in prior periods and to provide insight to the Company’s on-going operating performance after exclusion of these items.  The Company has reconciled such non-GAAP results to the most directly comparable GAAP financial measures in the financial tables at the end of this press release.

Reference to these non-GAAP results should be considered in addition to results that are prepared under current accounting standards, but should not be considered a substitute for results that are presented in accordance with GAAP.  It should also be noted that Micrel’s non-GAAP information may be different from the non-GAAP information provided by other companies.

Micrel Reports 2008 Fourth Quarter Financial Results
January 29, 2009

About Micrel

Micrel Inc., is a leading global manufacturer of IC solutions for the worldwide analog, Ethernet and high bandwidth markets.  The Company’s products include advanced mixed-signal, analog and power semiconductors; high performance communication, clock management, Ethernet switch and physical layer transceiver ICs.  Company customers include leading manufacturers of enterprise, consumer, industrial, mobile, telecommunications, automotive, and computer products.  Corporation headquarters and state-of-the-art wafer fabrication facilities are located in San Jose, CA with regional sales and support offices and advanced technology design centers situated throughout the Americas, Europe and Asia.  In addition, the Company maintains an extensive network of distributors and reps worldwide.  Web: http://www.micrel.com.

Fur further information, contact Ray Wallin at: Micrel, Incorporated, 2180 Fortune Drive, San Jose, California 95131, (408) 944-0800; or visit the Micrel website at: http://www.micrel.com.

__________________

(1). During the fourth quarter of 2008, the Company identified errors primarily related to calculating deferred income for sell-through distributors and proxy contest costs. The Company has determined that these errors were not material to any of the prior periods presented but would be material to the three and twelve months ended December 31, 2008. Accordingly, the financial statements for three and twelve months ended December 31, 2007 and three months ended September 30, 2008 have been revised to correct for the immaterial errors.

-Financial Tables to Follow-

Micrel Reports 2008 Fourth Quarter Financial Results
January 29, 2009

MICREL, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)
		Three Months Ended		Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
	2008	2008	2007	2008	2007
Net revenues	$55,166	$67,549	$64,569	$259,360	$257,974
Cost of revenues*	26,478	30,194	28,578	116,351	111,068
Gross profit	28,688	37,355	35,991	143,009	146,906
Operating expenses:
Research and development*	12,231	13,832	13,400	54,947	54,523
Selling, general and administrative*	9,616	11,307	10,917	44,405	45,040
Proxy contest expense	1,083	349	-	4,153	-
Other operating expense (income)	-	-	-	-	86
Restructuring charges (credits)	-	-	28	(842)	128
Total operating expenses	22,930	25,488	24,345	102,663	99,777
Income from operations	5,758	11,867	11,646	40,346	47,129
Other income (expense):
Interest income	554	652	1,500	2,936	6,267
Interest expense	(55)	(1)	(10)	(57)	(93)
Other income	-	10	10	57	15,543
Total other income	499	661	1,500	2,936	21,717
Income before income taxes	6,257	12,528	13,146	43,282	68,846
Provision for income taxes	1,363	4,871	4,769	15,025	24,778
Net income	$4,894	$7,657	$8,377	$28,257	$44,068

Net income per share:
Basic	$0.07	$0.11	$0.11	$0.40	$0.57
Diluted	$0.07	$0.11	$0.11	$0.40	$0.57

Shares used in computing per share amounts:
Basic	68,325	70,299	75,248	70,549	76,918
Diluted	68,374	70,427	75,432	70,653	77,813

* Includes amortization of stock-based
compensation as follows:
Cost of revenues	$215	$244	$308	$974	$1,156
Research and development	370	544	452	2,086	2,130
Selling, general and administrative	334	544	408	2,119	2,199

Micrel Reports 2008 Fourth Quarter Financial Results
January 29, 2009

MICREL, INCORPORATED
SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS
(In thousands, except per share amounts)
(Unaudited)
	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
	2008	2008	2007	2008	2007

GAAP Net income	$4,894	$7,657	$8,377	$28,257	$44,068
Adjustments to GAAP Net Income:
Stock-based compensation included in:
Cost of revenues	215	244	308	974	1,156
Research and development	370	544	452	2,086	2,130
Selling, general and administrative	334	544	408	2,119	2,199
Proxy contest expense	1,083	349	-	4,153	-
Other operating expense (income)	-	-	-	-	86
Restructuring charges (credits)	-	-	28	(842)	128
Other non-operating income - Litigation Settlement	-	-	-	-	(15,514)
Tax effect of adjustments to GAAP income	(612)	(432)	(202)	(2,378)	4,961
Total Adjustments to GAAP Net Income	1,390	1,249	994	6,112	(4,854)
Non-GAAP income**	$6,284	$8,906	$9,371	$34,369	$39,214

Non-GAAP shares used in computing non-GAAP
income per share (in thousands):
Basic	68,325	70,299	75,248	70,549	76,918
Diluted*	68,419	70,553	75,405	70,713	77,571

GAAP income per share - Basic	$0.07	$0.11	$0.11	$0.40	$0.57
Total Adjustments to GAAP Net Income	$0.02	$0.02	$0.01	$0.09	$(0.06)
Non-GAAP income per share - Basic	$0.09	$0.13	$0.12	$0.49	$0.51

GAAP income per share - Diluted	$0.07	$0.11	$0.11	$0.40	$0.57
Total Adjustments to GAAP Net Income	$0.02	$0.02	$0.01	$0.09	$(0.06)
Non-GAAP income per share - Diluted*	$0.09	$0.13	$0.12	$0.49	$0.51

* Non-GAAP shares have been adjusted from diluted outstanding shares calculated under FAS123R.

** Non-GAAP results were reached by excluding revenues and cost of revenues related to intellectual property settlements, stock-based compensation expense, other operating income or expense items, proxy contest expenses, restructuring charges or credits, other income related to litigation settlements and their related tax-effects.
Non-GAAP results are presented to supplement our GAAP consolidated financial statements to allow a better comparison of results in the current period to those in prior periods and to provide meaningful insight to the
Company's on-going operating performance after exclusion of these items.

Micrel Reports 2008 Fourth Quarter Financial Results
January 29, 2009

MICREL, INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31, 2008	December 31, 2007
ASSETS
CURRENT ASSETS:
Cash, cash equivalents and short-term investments	$74,195	$91,127
Accounts receivable, net	20,643	29,614
Inventories	37,440	35,660
Income taxes receivable	6,783	2,942
Deferred income taxes	17,752	20,402
Other current assets	1,781	3,604
Total current assets	158,594	183,349

LONG-TERM INVESTMENTS	12,628	16,552
PROPERTY, PLANT AND EQUIPMENT, NET	76,200	82,585
INTANGIBLE ASSETS, NET	1,338	3,026
DEFERRED INCOME TAXES	11,135	9,286
OTHER ASSETS	448	478
TOTAL	$260,343	$295,276

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$15,365	$18,010
Deferred income on shipments to distributors	21,136	22,877
Other current liabilities	10,696	14,097
Total current liabilities	47,197	54,984

LONG-TERM TAXES PAYABLE	4,468	2,814
OTHER LONG-TERM OBLIGATIONS	272	335

TOTAL SHAREHOLDERS' EQUITY	208,406	237,143
TOTAL	$260,343	$295,276